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                                                                      Exhibit 11

ClinTrials Research Inc.
Computation of per share earnings
(in thousands, except for earnings per share)


                                                         Three Months Ended
                                                            September 30
                                                     --------------------------
                                                        1997             1998
                                                     ---------         --------

Net loss                                             $  (2,775)        $ (4,253)
                                                     =========         ========
Weighted average shares outstanding
   for Basic Loss per Share                             18,180           18,219
Dilutive effect of stock options                          --               --
                                                     ---------         --------
Weighted average shares outstanding and
   dilutive effect of stock options for
   Diluted Loss per Share                               18,180           18,219
                                                     =========         ========
Loss per share:
   Basic                                             $   (0.15)        $  (0.23)
                                                     =========         ========
   Diluted                                           $   (0.15)        $  (0.23)
                                                     =========         ========


                                                         Nine Months Ended
                                                            September 30
                                                     --------------------------
                                                       1997              1998
                                                     --------          --------

Net loss                                             $ (3,507)         $(16,969)
                                                     ========          ========
Weighted average shares outstanding
   for Basic Earnings per Share                        18,148            18,200
Dilutive effect of stock options                         --                --
                                                     --------          --------
Weighted average shares outstanding and
   dilutive effect of stock options for
   Diluted Loss per Share                              18,148            18,200
                                                     ========          ========
Loss per share:
   Basic                                             $  (0.19)         $  (0.93)
                                                     ========          ========
   Diluted                                           $  (0.19)         $  (0.93)
                                                     ========          ========